UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014 (June 30, 2014)

Excel Corporation

 (Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, Suite 1101 New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 921-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2014, Excel Corporation (“Company”) and its wholly-owned subsidiary, Payprotec Oregon LLC dba Securus Payments (“Securus”) entered into a Settlement and Release Agreement with E-Cig Ventures LLC (“E-Cig”), settling all amounts due and exercising its option to repurchase $200,000 of monthly portfolio residuals previously sold under the Residual Purchase Agreement and the related Option Agreement executed by Securus and E-Cig on January 28, 2014. Under the terms of the settlement, the Company paid $2.4 million in cash and issued a note to E-Cig for $300,000, payable in twelve equal monthly payments starting on October 1, 2014, at a six percent annual interest rate (the “Note”). Upon final payment of the Note, E-Cig shall surrender 1,000,000 shares of the Company’s Common Stock originally issued to E-Cig in connection with the Company’s purchase of E-Cig’s 10% membership interest in Securus in April 2014.

Simultaneously with the settlement, the Company executed new financing arrangements with BlueAcre Ventures LLC (“BlueAcre”) whereby Securus sold $100,000 of its monthly residuals for an immediate cash payment of $2.8 million, and the ability to receive additional cash payments totaling $400,000 over the next three years. BlueAcre also loaned $1.2 million to the Company under a promissory note bearing simple interest of 15% per year that may be reduced to as low as 11% per year (the “BAV Note”), such interest rate reductions based on the achievement of certain milestones with respect to signing new merchant customer applications. The BAV Note is secured by current residuals and may be prepaid by the Company anytime during the first twelve months, subject to minimum prepayment penalties. In connection with the sale of the monthly residuals and the issuance of the BAV Note, Securus entered into an ISO agreement whereby it agreed to sign new customers for merchant processing services with an affiliate of BlueAcre. The ability of the Company to receive such additional payments and interest rate reductions are tied to performance under the ISO agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 in this Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 in this Form 8-K is incorporated herein by reference.

Item 8.01   Other Events.

On July 7, 2014, the Company issued a press release announcing the foregoing transactions. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

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Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Document

10.1	Portfolio Purchase Agreement effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments) and BlueAcre Ventures LLC.

10.2	Secured Residual Loan Agreement effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments) and BlueAcre Ventures LLC.

10.3	Promissory Note effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments) and BlueAcre Ventures LLC.

10.4
Settlement Agreement and Release effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments), Excel Corporation, Steven Lemma, Mychol Robirds, Shalom Auerbach,  and E-Cig Ventures, LLC.

10.5	Third Amended and Restated Operating Agreement of Payprotec Oregon, LLC (dba Securus Payments)effective June 30, 2014.

10.6	Promissory Note effective June 30, 2014 between Excel Corporation and E-Cig Ventures, LLC.

99.1	Press Release dated July 7, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 7, 2014
EXCEL CORPORATION

By:	/s/ Thomas Hyde
Name:	Thomas Hyde
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document

10.1	Portfolio Purchase Agreement effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments) and BlueAcre Ventures LLC.

10.2	Secured Residual Loan Agreement effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments) and BlueAcre Ventures LLC.

10.3	Promissory Note effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments) and BlueAcre Ventures LLC.

10.4
Settlement Agreement and Release effective June 30, 2014 between Payprotec Oregon, LLC (dba Securus Payments), Excel Corporation, Steven Lemma, Mychol Robirds, Shalom Auerbach,  and E-Cig Ventures, LLC.

10.5	Third Amended and Restated Operating Agreement of Payprotec Oregon, LLC (dba Securus Payments)effective June 30, 2014.

10.6	Promissory Note effective June 30, 2014 between Excel Corporation and E-Cig Ventures, LLC.

99.1	Press Release dated July 7, 2014.

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